As filed with the Securities and Exchange Commission on December 24, 2013

Registration No. 333-134208

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

URANIUM RESOURCES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	75-2212772
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

6950 South Potomac Street, Suite 300

Centennial, Colorado 80112

(Address, including zip code, of principal executive offices)

Uranium Resources, Inc. 2004 Stock Incentive Plan

(Full title of the plan)

Jeffrey L. Vigil

Vice President and Chief Financial Officer

Uranium Resources, Inc.

6950 South Potomac Street, Suite 300

Centennial, Colorado 80112

(303) 531-0470

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Paul Hilton, Esq.

David R. Crandall, Esq.

Hogan Lovells US LLP

One Tabor Center, Suite 1500

1200 Seventeenth Street

Denver, Colorado 80202

Telephone: (303) 899-7300

Facsimile: (303) 899-7333

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

URANIUM RESOURCES, INC.

EXPLANATORY NOTE

Uranium Resources, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to deregister certain securities originally registered by the Company pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 17, 2006 (Commission File No. 333-134208) (the “Prior Registration Statement”) with respect to shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), thereby registered for offer or sale pursuant to the Company’s 2004 Stock Incentive Plan (the “Prior Plan”).

The Company has adopted a new omnibus incentive plan, the Uranium Resources, Inc. 2013 Omnibus Incentive Plan (the “2013 Plan”), which replaces the Prior Plan as of June 4, 2013, the date the Company’s stockholders approved the 2013 Plan. No future awards will be made under the Prior Plan. According to the terms of the 2013 Plan, the shares of Common Stock that remained available for grant under the Prior Plan, as of June 4, 2013, are available for issuance under the 2013 Plan. The total number of shares of Common Stock available for grant under the Prior Plan and carried over to the 2013 Plan on June 4, 2013 was 65,806 (referred to herein as the “Carryover Shares”). The Carryover Shares are hereby deregistered under the Prior Registration Statement.

Contemporaneously with the filing of this Post-Effective Amendment No. 1, the Company is filing a new Registration Statement on Form S-8 (the “New Registration Statement”) to register the shares of Common Stock now available for offer or sale pursuant to the 2013 Plan, including but not limited to the Carryover Shares. The registration fees paid for the Carryover Shares under the Prior Registration Statement shall be carried over to the New Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Centennial, State of Colorado, on the 24th day of December, 2013.

URANIUM RESOURCES, INC.

By:	/s/ CHRISTOPHER M. JONES
Name:	Christopher M. Jones
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHRISTOPHER M. JONES	President, Chief Executive Officer and Director (Principal Executive Officer)	December 24, 2013
Christopher M. Jones

/s/ JEFFREY L. VIGIL	Vice President—Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	December 24, 2013
Jeffrey L. Vigil

/s/ PAUL K. WILLMOTT	Director and Chairman	December 24, 2013
Paul K. Willmott

/s/ TERENCE J. CRYAN	Director	December 24, 2013
Terence J. Cryan

/s/ MARVIN K. KAISER	Director	December 24, 2013
Marvin K. Kaiser

/s/ JOHN H. PFAHL	Director	December 24, 2013
John H. Pfahl

/s/ MARK K. WHEATLEY	Director	December 24, 2013
Mark K. Wheatley

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